U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 21, 2005


                                 INROB TECH LTD.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

              000-49950                                88-0219239
              ---------                                ----------
         (Commission File No.)              (IRS Employer Identification No.)


                          1515 Tropicana Ave, Suite 140
                               Las Vegas NV 89119
                                  702-795-3601

   (Address and telephone number of principal executive offices and place of business)

          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a)   Financial Statements of business acquired

                                   INROB LTD.

                          INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003


Report of Independent Auditors...............................................F-2

Financial Statements-

   Restated Balance Sheet as of December 31, 2004............................F-3

   Restated Statements of Operations and Comprehensive (Loss) for the Years
     Ended December 31, 2004, and 2003 ......................................F-4

   Restated Statements of Stockholder's (Deficit) for the Years
     Ended December 31, 2004, and 2003 ......................................F-5

   Restated Statements of Cash Flows for the Years Ended December 31, 2004,
     and 2003 ...............................................................F-6

   Notes to Financial Statements for the Periods
     Ended December 31, 2004, and 2003 ......................................F-7

                         REPORT OF INDEPENDENT AUDITORS




      To the Stockholders and Board of Directors of Inrob Ltd.:

      We have audited the accompanying balance sheet of Inrob Ltd. (an Israeli corporation) as of December 31, 2004, and the related statements of operations, stockholders' (deficit), and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inrob Ltd. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is conducting its capital formation activities, has experienced operating losses, and has negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Note 2 to the financial statements, the postponement of the effective date of a management agreement which amounted to $187,274 for the year ended December 31, 2004, and resulted in the overstatement of expenses, and the overstatement of the net (loss) and comprehensive (loss) for the period, was determined by management of the Company. In addition, the classification of a convertible debenture presented initially as common stock equity was also identified and adjusted on the balance sheet as of December 31, 2004, to current liabilities. Accordingly, the financial statements as of and for the period ended December 31, 2004, have been restated to correct the errors.

      Respectfully submitted,

      /s/ Davis Accounting Group P.C.

      Cedar City, Utah,
      October 3, 2005, except for the last paragraph of
        Note 2 for which the date is November 21, 2005.

                                   INROB LTD.
                         RESTATED BALANCE SHEET (NOTE 2)
                             AS OF DECEMBER 31, 2004

                                     ASSETS
                                                                        2004
                                                                    ------------
Current Assets:
     Accounts Receivable-
        Trade                                                       $    293,701
        Employees and other                                                1,757
        Less - Allowance for doubtful accounts                            (5,725)
     Inventories                                                         201,194
     Prepaid expenses                                                     26,116
                                                                    ------------

        Total current assets                                             517,043
                                                                    ------------

Property and Equipment:
     Office and computer equipment                                        49,576
     Furniture and fixtures                                               71,119
     Vehicles                                                            337,203
                                                                    ------------

                                                                         457,898
     Less - Accumulated depreciation                                    (164,032)
                                                                    ------------

        Net property and equipment                                       293,866
                                                                    ------------

Other Assets:
     Deposits                                                             13,756
     Loans receivable from stockholders                                  155,525
     Loans to related party companies                                    667,775
                                                                    ------------

        Total other assets                                               837,056
                                                                    ------------

Total Assets                                                        $  1,647,965
                                                                    ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
     Bank overdrafts                                                $    564,179
     Current portion of long-term debt                                   248,466
     Convertible debenture                                               250,000
     Accounts payable - Trade                                            301,598
     Accrued liabilities                                                 384,803
     Deferred revenue                                                    278,220
     Income taxes payable                                                 26,481
                                                                    ------------

        Total current liabilities                                      2,053,747
                                                                    ------------

Long-term Debt, less current portion:
     Bank loans and obligations                                          186,136
                                                                    ------------
        Total long-term debt                                             186,136
                                                                    ------------

        Total liabilities                                              2,239,883
                                                                    ------------

Commitments and Contingencies

Stockholders' (Deficit):
     Capital stock, par value $.006 per share; 5,000,000 shares
        authorized; 10,020 shares issued and outstanding in 2004           6,418
     Accumulated other comprehensive (loss)                              (16,421)
     Accumulated (deficit)                                              (581,915)
                                                                    ------------

        Total stockholders' (deficit)                                   (591,918)
                                                                    ------------

Total Liabilities and Stockholders' (Deficit)                       $  1,647,965
                                                                    ============


The accompanying notes to financial statements are an integral part of these balance sheets.

                                   INROB LTD.
                   RESTATED STATEMENTS OF OPERATIONS (NOTE 2)
                 FOR THE YEARS ENDED DECEMBER 31, 2004, AND 2003


                                                          2004            2003
                                                      ------------    ------------
Revenues:
     Services                                         $  1,049,313    $    919,649
     Product sales                                         157,008         469,638
                                                      ------------    ------------

          Total revenues                                 1,206,321       1,389,287
                                                      ------------    ------------

Cost of Goods Sold:
     Services                                              917,506         758,301
     Product sales                                          90,910         461,501
                                                      ------------    ------------

          Total cost of goods sold                       1,008,416       1,219,802
                                                      ------------    ------------

Gross Profit                                               197,905         169,485
                                                      ------------    ------------

Expenses:
     Selling, general and administrative                   508,317         315,891
                                                      ------------    ------------

          Total general and administrative expenses        508,317         315,891
                                                      ------------    ------------

Income (Loss) from Operations                             (310,412)       (146,406)

Other (Expense):
     Interest  (expense)                                   (67,410)        (80,349)
     (Loss) gain - sale of equipment                        41,621         (11,801)
                                                      ------------    ------------

          Total other (expense)                            (25,789)        (92,150)
                                                      ------------    ------------

Income (Loss) before Income Taxes                         (336,201)       (238,556)

Provision for income taxes                                 (12,619)             --
                                                      ------------    ------------

Net Income (Loss)                                         (348,820)       (238,556)
                                                      ------------    ------------

Comprehensive Income (Loss):
     Israeli currency translation                             (537)        (11,569)
                                                      ------------    ------------

Total Comprehensive (Loss)                            $   (349,357)   $   (250,125)
                                                      ============    ============

(Loss) Per Common Share:
     (Loss) per common share - Basic and Diluted      $     (34.81)   $     (23.81)
                                                      ============    ============

Weighted Average Number of Common Shares
     Outstanding - Basic and Diluted                        10,020          10,020
                                                      ============    ============

               The accompanying notes to financial statements are
                      an integral part of these statements.

                                   INROB LTD.
             RESTATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
                FOR THE PERIODS ENDED DECMEBER 31, 2004, AND 2003


                                                             Accumulated
                                        Common Stock            Other
                               ---------------------------   Comprehensive   Accumulated
       Description                Shares         Amount      Income (Loss)    (Deficit)         Totals
----------------------------   ------------   ------------   ------------    ------------    ------------
Balance - December 31, 2002          10,020   $      6,418   $     (4,315)   $      5,461    $      7,564

Israeli currency translation             --             --        (11,569)             --         (11,569)

Net (loss) for the period                --             --             --        (238,556)       (238,556)
                               ------------   ------------   ------------    ------------    ------------

Balance - December 31, 2003          10,020          6,418        (15,884)       (233,095)       (242,561)

Israeli currency translation             --             --           (537)             --            (537)

Net (loss) for the period                --             --             --        (348,820)       (348,820)
                               ------------   ------------   ------------    ------------    ------------

Balance - December 31, 2004          10,020   $      6,418   $    (16,421)   $   (581,915)   $   (591,918)
                               ============   ============   ============    ============    ============



  The accompanying notes to financial statements are an integral part of these statements.

                                   INROB LTD.
                   RESTATED STATEMENTS OF CASH FLOWS (NOTE 2)
                 FOR THE YEARS ENDED DECEMBER 31, 2004, AND 2003



                                                                           2004            2003
                                                                       ------------    ------------
Operating Activities:
     Net (loss)                                                        $   (348,820)   $   (238,556)
     Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
        Depreciation and amortization                                        47,931          32,860
        Loss (gain) on sale of equipment                                    (41,621)         11,368
        Write-down of related party loans receivable                             --              --
          Changes in net assets and liabilities-
            Accounts receivable                                            (105,153)        139,081
            Inventories                                                     (94,094)        148,698
            Prepaid expenses                                                 (7,200)         78,149
            Accounts payable - trade and accrued liabilities                282,668          57,797
            Deferred revenue                                                202,652         (35,225)
            Income taxes payable                                               (720)        (27,552)
                                                                       ------------    ------------

Net Cash Provided by (Used in) Operating Activities                         (64,357)        166,620
                                                                       ------------    ------------

Investing Activities:
     Purchases of property and equipment                                   (191,594)       (144,109)
     Proceeds from sale of property and equipment                            53,452          32,185
                                                                       ------------    ------------

Net Cash Provided by (Used in) Investing Activities                        (138,142)       (111,924)
                                                                       ------------    ------------

Financing Activities:
     Increase (decrease) in long-term debt                                  116,053          (1,625)
     Proceeds from bank overdrafts                                           83,120         130,685
     Proceeds from convertible debenture                                    250,000              --
     Loans receivable from stockholders                                     (61,812)          3,704
     Loans to related party companies                                      (184,325)       (175,891)
                                                                       ------------    ------------

Net Cash Provided by Financing Activities                                   203,036         (43,127)
                                                                       ------------    ------------

Effect of Exchange Rate Changes on Cash                                        (537)        (11,569)
                                                                       ------------    ------------

Net Increase (Decrease) in Cash                                                  --              --

Cash - Beginning of Period                                                       --              --
                                                                       ------------    ------------

Cash - End of Period                                                   $         --    $         --
                                                                       ============    ============



The accompanying notes to financial statements are an integral part of these statements.

                                   INROB LTD.
                   RESTATED STATEMENTS OF CASH FLOWS (NOTE 2)
                 FOR THE YEARS ENDED DECEMBER 31, 2004, AND 2003

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
     Interest                      $     88,189   $     80,935
                                   ============   ============
     Income taxes                  $     13,339   $     27,552
                                   ============   ============

Supplemental Information of Noncash Investing and Financing Activities:

      In 2003, the Company effected a 100 for 1 stock split of its common stock. The Company also entered into agreements with its two stockholders to issue a total of 168,998,000 shares of its common stock on a pro rate basis at par value. Subsequently, in 2004, the Company cancelled both the 100 for 1 stock split of its common stock and the pro rate issuance of common shares.



The accompanying notes to financial statements are an integral part of these statements.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003


(1)   Summary of Significant Accounting Policies

      Basis of Presentation and Organization

Inrob Ltd. ("Inrob" or the "Company") is an Israeli corporation which provides engineering products and services for the maintenance of critical and sophisticated equipment, and the integration and production of advanced wireless control solutions for unmanned ground vehicle ("UGV") robots. The remote control systems of the Company are the "brains" for many UGV solutions. The current nature of Israel's security situation coupled with the Company's close work with the Israeli Defense Forces ("IDF") and the Israeli police, has helped the Company gain extensive experience in a wide range of military and law enforcement UGV applications and control solutions. The Company has also targeted the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry and firefighting and rescue services.

Inrob was organized as an Israeli corporation in 1988, under the name of Eligal Laboratories Ltd., and its UGV solutions include: (i) remote control systems (the "brains" of any robot); (ii) complete robot systems; and (iii) customized solutions. The Company is certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment, and is a certified supplier to the Israeli Defense Forces and the Israeli Air Force. The Company has also been issued a certificate from the Israeli Air Force stating that its quality system is approved to perform inspections of products and services supplied to the Israeli Air Force. The Company changed its name to Inrob Ltd. in September 2003.

In addition, in January 2004, the Company completed two equity purchase transactions with separate entities and raised $195,000 from the issuance of 30,000,000 shares of its commons stock. Thereafter, the Company commenced a registration activity of such shares of its common stock on behalf of the two entities as selling shareholders on Form F-1 with the Securities and Exchange Commission ("SEC"). The registration activity continued through December 31, 2004, and into the year 2005. In early 2005, the Company decided not to complete the registration of the common stock of the selling shareholders with the SEC, and withdrew its registration statement on July 28, 2005. As an alternative transaction, effective July 21, 2005, the Company completed a reverse merger with Western Gaming Corporation ("Western Gaming"), a publicly traded Nevada corporation. Subsequent to the reverse merger, Western Gaming changed its name to Inrob Tech Ltd. ("Inrob Tech"). In addition, as of August 1, 2004, the Company converted the common stock investments of the two selling shareholders into a Convertible Debenture amounting to $250,000, with interest at ten (10) percent, and a due date of July 31, 2005. Thereafter, the two selling shareholders immediately assigned their rights and interests in the Convertible Debenture to a third party entity. Following the reverse merger, the amount owed under the Convertible Debenture was satisfied by the issuance of registered shares of Inrob Tech.

      Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

    Restricted Cash

The Company maintains restricted cash as funds designated for specific purposes or for compliance with terms of contractual agreements. As of December 31, 2004, $11,700 was pledged as collateral against certain vendor guarantees, and offset against bank overdrafts for financial reporting purposes.

      Accounts Receivable

Accounts receivable consist of amounts due from customers, employees and related parties. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2004, an allowance for doubtful accounts amounting to $5,683 was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

      Revenue Recognition

The Company generates revenues from product sales and maintenance service contracts.

Revenues from product sales are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101") and State of Position 91-1, "Accounting for Performance of Construction-Type Contracts". Revenue is recognized when delivery has occurred provided there is persuasive evidence of an agreement, acceptance tests results have been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probably. Customers are billed, according to individual agreements, upon completion of the contract. All product costs are deferred and recognized on completion of the contract and customer acceptance.

On-going maintenance service contracts are negotiated separately at an additional fee. The maintenance service is separate from the functionality of the products, which can function without on-going maintenance. Revenues relating to maintenance service contracts are recognized as the services are rendered ratably over the period of the related contract.

The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.

The Company does not sell products with multiple deliverables. It is management's opining that EITG 00-21, "Revenue Arrangements With Multiple Deliverables" is not applicable.

      Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

         Computer and office equipment               5 to 10 years
         Furniture and fixtures                      3 to 15 years
         Vehicles.                                   5 to 6 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

      Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

      Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

      Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

      Research and Development Costs

The Company conducts research and development activities for others under contractual arrangements. Research and development costs incurred under contractual arrangements are accounted for in accordance with Statement of Financial Accounting Standards No. 68, "Research and Development Agreements" ("SFAS 68"). All costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract work.

      Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

      Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

      Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Israeli New Shekel. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

      Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

      Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2004, and revenues and expenses for the years ended December 31, 2004, and 2003. Actual results could differ from those estimates made by management.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(2)   Going Concern and Correction of Error

As of December 31, 2004, and subsequent thereto, Inrob continued its operations, and for a limited period of time in 2005, its common stock registration activities. Subsequent to July 21, 2005, the effective date of the reverse merger between the Company and Western Gaming, the Company withdrew its Registration Statement on Form F-1 with the SEC, and pursued its operations, bank overdraft and debt reduction activities with the proceeds provided by convertible debentures.

While management of the Company believes that the Company will be successful in sustaining its operating activities and thereby increasing its working capital from the completion of a reverse merger and third-party loans, there can be no assurance that the Company will be able to raise the funds needed to meet its debt and working capital obligations under its business plan, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses, had negative working capital as of December 31, 2004, and the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

In addition, subsequent to December 31, 2004, management of the Company determined that $187,274 of accrued liabilities related to a management agreement with an officer and director of the Company had been incorrectly expensed during the year ended December 31, 2004, as the commencement date of the management agreement had been postponed until May 2005, except for certain provisions related to the use of company equipment which went into effect on the original date of the agreement. The Company corrected the error by reversing the accrued liability and related expense. The impact of the adjustment decreased the general and administrative expenses by $187,274, and the net (loss) and total comprehensive (loss) for the year by the same amount. The (loss) per share
- basic and diluted for the period decreased accordingly. The Company also corrected the presentation of a convertible debenture from common stock equity to current liabilities as of December 31, 2004.

(3)   Inventories

As of December 31, 2004, inventories consisted of the following:

                       2004
                   ------------

Work in progress   $    161,093
Materials                40,101
                   ------------

     Totals        $    201,194
                   ============

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(4)   Loans Receivable From Stockholders

Loans receivable from stockholders bear interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% in 2003) and are due, including principal and interest, on December 31, 2008.

(5)   Loans to Related Party Companies

Loans to related party companies under common control bear interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% in 2003), are unsecured and are due, including principal and interest, on December 31, 2008. As of December 31, 2004, the loans consisted of the following:

                                    2004
                                ------------

Ben-Tsur Joseph Holdings Ltd.   $    197,368
Elina Industries Ltd.                470,407
                                ------------

   Totals                       $    667,775
                                ============

(6)   Bank Indebtedness

As security for bank indebtedness, the Company has pledged and assigned to Israel Discount Bank all of its revenues from purchase orders with certain national government customers, as well as a second collateral position on all other receivables and assets.

(7)   Long-term Debt

As of December 31, 2004, long-term debt consisted of the following:

                                           2004
                                       ------------

Bank Line of Credit:

Revolving line of credit, prime rate
+ 3% per annum, renewable, secured     $    131,841

Bank Loan #1:
Monthly payments of $1,606, in-
cluding interest at 7.8% per annum,
matures April 2, 2007, secured               45,754

Bank Loan #2:

Monthly payments of $2,362 in-
cluding interest at 12.1% per annum,
matures October 10, 2006, secured            71,492

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

                                            2004
                                        ------------

Bank Loan #3:

Monthly payments of $2,332 in-
cluding interest at 11.15% per
annum, matures February 27, 2008,
secured. 75,320

Bank Loan #4:
Monthly payments of $1,326 in-
cluding interest at 6.95% per annum,
matures April 2, 2007, secured                31,515

Bank Loan #5:

Monthly payments of $580 including
interest at 6.1% per annum, matures
February 10, 2008, secured                    19,797

Bank Loan #6:
Monthly payments of $1,685 including
interest at prime rate + .208% per
annum, matures June 2, 2007, secured          58,883
                                        ------------

Totals                                       434,602

Less - Current portion                      (248,466)
                                        ------------

Total Long-term Debt                    $    186,136
                                        ============

Principal repayments of long-term debt are as follows:

        2005                                           $248,466
        2006                                            117,945
        2007                                             61,792
        2008                                              6,399
                                                 --------------

                      Totals                           $434,602
                                                 ==============


(8)   Convertible Debenture

As of August 1, 2004, in connection with the conversion of the common stock equity investments of two shareholder entities (see Note 9), and the assignment of the rights and interests of such entities to a third-party entity, the Company issued a convertible debenture (the "Debenture") in the amount of $250,000. The Debenture carries an interest rate of ten (10) percent per annum, and was due on July 31, 2005, unless otherwise paid to the holder, or converted into shares of common stock. So long as the Company is not in default, the holder of the Debenture shall receive shares of common stock of the Company at a discount of fifty-five (55%) percent of the average closing bid price for the three days immediately prior to the receipt of the notice of conversion from the holder divided into the face amount of the Debenture plus accrued interest. The Debenture also provides that the maturity date may be extended to a date when that company's common stock is publicly traded on a recognized stock exchange. As of July 31, 2005, the Company was in default under the terms of the Debenture, and could not repay the amount due. The Debenture was then assumed by Inrob Tech and converted into 10,114,285 shares of its publicly traded common stock.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(9)   Capital Stock

On December 22, 2003, the Company effected a 100 for 1 stock split of its common stock. The Company also entered into agreements with its two stockholders to issue a total of 168,998,000 shares of common stock on a pro rata basis at par value. Subsequently, in 2004, the Company cancelled both the 100 for 1 stock split of its common stock and the pro rata issuance of the common shares. As such, the number of common shares issued and outstanding as of December 31, 2004, and 2003, is presented for financial reporting purposes retroactively at pre-stock split amounts.

Effective January 1, 2004, the Company issued 30,000,000 shares of common stock (post 1 for 100 stock split) to two unrelated entities as equity investors for consideration in the amount of $195,000. Thereafter, the Company commenced a registration activity of such shares of its common stock on behalf of the two entities as selling shareholders on a Form F-1 Registration Statement with the SEC. The registration activity continued through December 31, 2004, and into the year 2005. In early 2005, the Company decided not to complete the registration of the common stock of the selling shareholders with the SEC, and withdrew its registration statement on July 28, 2005. As of August 1, 2004, the Company notified the two investors that it was converting their equity investment in common stock into the Debenture. The two shareholder entities immediately assigned their rights and interests in the Debenture to a third-party entity. The proceeds from the issuance of common stock were used to pay legal and other professional fees and expenses associated with the Company's common stock registration activities with the SEC, and other operating expenses and debt service costs incurred during the calendar year 2004.

(10)  Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity," ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition," which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - An Amendment of Accounting Research Bulletin No. 43 (ARB No. 43), Chapter 4," ("SFAS 151") which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . ." SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversions be based on the normal capacity of the production facilities. The Company is required to adopt SFAS 151 in fiscal year 2006, and its adoption is not expected to have a significant impact on the Company's financial position or results of operations.

In December 2004, the FASB announced that Statement of Financial Accounting Standards No. 123R (revised December 2004), "Share-Based Payments," sets accounting requirements for "share-based" compensation to employees, including employee-stock-purchase-plans (ESPPs) and provides guidance on accounting for awards to non-employees. This Statement will require the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. For small business filers, this Statement is effective beginning January 1, 2006.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets, An Amendment of APB Opinion No. 29," ("SFAS No. 153"). SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets. The amendments made by SFAS No. 153 are based on the fair value of the assets exchanged. SFAS No. 153 also eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company will apply its provisions in fiscal 2006. Such provisions and adoption are not expected to have a significant impact on the Company's financial position or results of operations.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(11)  Related Party Transactions

The Company recovered administrative costs from a company owned by the controlling stockholders in the amounts of $26,113, and $46,250 for the years ended December 31, 2004, and 2003, respectively.

(12)  Research and Development

Costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract. For the periods ended December 31, 2004, and 2003, research and development costs in the amount of $76,431, and $147,172, respectively, were included in cost of sales (product sales) in the accompanying financial statements.

(13)  Income Taxes

The provision (benefit) for income tax for the periods ended December 31, 2004, and 2003, were as follows:

                                               2004            2003
                                           ------------    ------------

Current Tax Provision:
       Federal-
         Taxable income                    $     12,619    $         --
                                           ------------    ------------

            Total current tax provision    $     12,619    $         --
                                           ============    ============

Deferred Tax Provision:
       Federal-
         Loss carryforwards                     118,600          81,100
         Change in valuation allowance         (118,600)        (81,100)
                                           ------------    ------------

            Total deferred tax provision   $         --    $         --
                                           ============    ============

The Company had deferred income tax assets as of December 31, 2004, and 2003, as follows:

Loss carryforwards                 $    197,900    $     79,300
Less - Valuation allowance             (197,900)        (79,300)
                                   ------------    ------------

   Total net deferred tax assets   $         --    $         --
                                   ============    ============

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended December 31, 2004, and 2003, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2004, the Company had approximately $582,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(14)  Commitments and Contingencies

The Company has letters of guarantee totaling $45,520, in favor of two customers, guaranteeing the completion of certain projects. The letters of guarantee are secured by a general security guarantee with a bank.

The Company entered into a management agreement with an officer and director on October 1, 2003. Under the terms of the agreement, the Company is obligated to pay $15,000 per month during the first year, and $20,000 per month thereafter as management fees for services rendered by the officer and director. Subsequently, the management agreement was amended, and the payments to the officer and director were rescheduled to commence on May 1, 2005.

The Company is committed to vehicle lease obligations, under operating lease agreements, with various expiration dates through 2006. Future minimum annual lease payments (exclusive of taxes, insurance and maintenance costs) under the leases are as follows:

     2005                                             $ 999
     2006                                               999
                                              -------------

     Totals                                         $ 1,998
                                              =============


The Company is a party to a lease agreement for its premises which expires in January, 2006. However, upon 90 days notice, the Company has the option to cancel the lease agreement in December, 2004. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under the lease are as follows:

     2005                                           $ 55,440
                                              ==============

The Company also entered into a sublease agreement under which it will receive approximately $30,000 per year for subleasing part of the premises.

The Company is contingently liable to pay $27,500 under a lawsuit pertaining to a labor matter. Management of the Company believes that the lawsuit has no merit, and that it is unlikely that the contingency for payment of the amount will become probable.

(15)  Significant Customers

For the years ended December 31, 2004, and 2003, the Company had certain customers who accounted for more than ten (10) percent of total revenues, as follows:

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

                 2004           2003
             ------------   ------------

Customer A   $    630,237   $    507,974
Customer B             --        276,259
Customer C        168,613             --
Customer D        149,661             --


(16)  Subsequent Events

In addition to certain subsequent events disclosed elsewhere in these Notes to Financial Statements, the following subsequent events are provided as follows:

In March 2005, Ben-Tsur Joseph, President and Director of the Company, entered into an agreement to purchase 5,010 shares of common stock, or fifty (50%) percent of the total outstanding common stock of the Company, from Itshak Hamami, the other Director of the Company. Thereafter, Mr. Joseph owned 100 percent of the issued and outstanding shares of common stock of the Company.

In July 2005, Inrob purchased, on behalf of Ben-Tsur Joseph, President, Director and sole stockholder of the Company, 2,057,415 shares of common stock of Western Gaming in connection with the reverse merger completed by the Company. The amount of consideration provided by the Company for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with the Company whereby the Company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech Ltd. in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to the Company on demand.

Effective July 21, 2005, under the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement"), 10,020 shares of capital stock, representing all of the outstanding common shares of Inrob, were acquired by Western Gaming, a publicly traded corporation organized under the laws of the State of Nevada in a reverse merger transaction. Subsequently, Mr. Ben-Tsur Joseph, President and the sole Director of the Company, became the President and a Director of Western Gaming, and Western Gaming changed its name to Inrob Tec Ltd.

      (b)   Pro forma financial information

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


The following Unaudited Pro Forma Consolidated Financial Statements have been prepared to give effect to the acquisition by Inrob Tech Ltd. ("Inrob Tech" and formerly Western Gaming Corporation) of Inrob Ltd. ("Inrob") on July 21, 2005. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004, for Inrob, and as of June 30, 2005, for Inrob Tech gives effect to the acquisition as if it had occurred on December 31, 2004, inasmuch as Inrob Tech's activities essentially have remained unchanged since that date, and the transaction is accounted for as a reverse merger, whereby the historical values of the entities are used as of the date of the acquisition. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004, gives effect to the acquisition as if it had occurred on January 1, 2004.

The pro forma adjustments are based upon available information and certain assumptions that the management of Inrob Tech believes are reasonable under the circumstances. Pro forma adjustments are applied to the historical financial statements of Inrob Tech and the acquisition. The transaction was accounted for as an acquisition by stock exchange.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (1) Inrob Tech's historical Financial Statements and related notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations included in Inrob Tech's Annual Report on Form 10-K for the year ended June 30, 2005, and (2) the financial statements of Inrob Ltd. included elsewhere in this Current Report on Form 8-K/A dated November 21, 2005. The Unaudited Pro Forma Consolidated Financial Statements and related notes are provided for information purposes only and do not purport to be indicative of the results which would have actually been attained had the acquisition been completed on the date indicated or which may be expected to occur in the future.

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                                  BALANCE SHEET
                               December 31, 2004

                                                           Inrob                         Pro Forma           Pro
                                                            Tech           Inrob        Adjustments         Forma
                                                        ------------    ------------    ------------    ------------
                       ASSETS
  Current Assets:
     Cash and cash equivalaents                         $        545    $         --    $       (545)   $         --
     Accounts receivable-
       Trade                                                      --         293,701              --         293,701
       Employees and other                                        --           1,757              --           1,757
       Less- Allowance for doubtful accounts                      --          (5,725)             --          (5,725)
     Inventory                                                    --         201,194              --         201,194
     Prepaid expenses                                             --          26,116              --          26,116
                                                        ------------    ------------    ------------    ------------

          Total current assets                                   545         517,043            (545)        517,043
                                                        ------------    ------------    ------------    ------------

  Property and equipment, net                                     --         293,866              --         293,866

  Other assets                                                    --         837,056         475,000       1,312,056
                                                        ------------    ------------    ------------    ------------

  Total Assets                                          $        545    $  1,647,965    $    474,455    $  2,122,965
                                                        ============    ============    ============    ============

                     LIABILITIES
  Current Liabilities:
     Bank overdrafts                                    $         --    $    564,179    $         --    $    564,179
     Short-term notes payable                                 68,000              --         (68,000)             --
     Current portion of long-term debt                            --         248,466              --         248,466
     Convertible debentures                                       --         250,000         475,000         725,000
     Accounts payable - Trade and accrued liabilities         63,303         686,401         (63,303)        686,401
     Accrued compensation and related taxes                   78,503              --         (78,503)             --
     Deferred revenue                                             --         278,220              --         278,220
     Income taxes payable                                         --          26,481              --          26,481
                                                        ------------    ------------    ------------    ------------

          Total current liabilities                          209,806       2,053,747         265,194       2,528,747
                                                        ------------    ------------    ------------    ------------

  Long-term Debt, less current portion                            --         186,136              --         186,136
                                                        ------------    ------------    ------------    ------------

           Total liabilities                                 209,806       2,239,883         265,194       2,714,883
                                                        ------------    ------------    ------------    ------------


               STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 par value, 20,000,000
    shares authorized, none issued and outstanding
  Common stock, $0.001 par value, 80,000,000
    shares authorized, 6,008,135 shares issued and
     outstanding, pre-reverse merger                           6,008              --          23,992          30,000
  Common stock, $0.006 par value, 5,000,000
    shares authorized, 10,020 shares issued
    and outstanding, pre-reverse merger                           --           6,418          (6,418)             --
  Additional paid-in capital                               1,055,231              --      (1,055,231)             --
  Less - Treasury stock, at cost                              (3,370)             --           3,370              --
  Accumulated other comprehensive (loss)                          --         (16,421)             --         (16,421)
  Accumulated (deficit)                                   (1,267,130)       (581,915)      1,243,548        (605,497)
                                                        ------------    ------------    ------------    ------------

          Total stockholders' equity                        (209,261)       (591,918)        209,261        (591,918)
                                                        ------------    ------------    ------------    ------------

  Total Liabilities and Stockholders' Equity            $        545    $  1,647,965    $    474,455    $  2,122,965
                                                        ============    ============    ============    ============


The accompanying notes are an integral part of the Unaudited Pro Forma - Consolidated Balance Sheet.

                                 INROB TECH LTD.
                          NOTES TO UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET

      (1) Reflects the issuance of 26,442,585 shares of common stock of Inrob Tech Ltd. (previously Western Gaming Corporation) to acquire all of the issued and outstanding shares of common stock of Inrob Ltd. in a reverse merger transaction effected July 21, 2005. Also, reflects the purchase by Inrob Ltd., on behalf of Mr. Ben Tsur Joseph, of 2,057,415 shares of common stock, post reverse split, for $475,000, in order for Mr. Joseph to hold 95 percent of the outstanding shares of common stock of Inrob Tech Ltd. immediately following the completion of the reverse merger which was effected on July 21, 2005.

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 2004

                                               Inrob                         Pro Forma         Pro
                                                Tech           Inrob         Adjustments      Forma
                                            ------------    ------------    ------------   ------------
Revenues:
   Services                                 $         --    $  1,049,313    $         --   $  1,049,313
   Product sales                                      --         157,008              --        157,008
                                            ------------    ------------    ------------   ------------

        Total revenues                                --       1,206,321              --      1,206,321
                                            ------------    ------------    ------------   ------------

Cost of Goods Sold:
   Services                                           --         917,506              --        917,506
   Product sales                                      --          90,910              --         90,910
                                            ------------    ------------    ------------   ------------

        Total cost of goods sold                      --       1,008,416              --      1,008,416
                                            ------------    ------------    ------------   ------------

Gross Margin                                          --         197,905              --        197,905
                                            ------------    ------------    ------------   ------------

Expenses:
   Selling, general and administrative            36,636         508,317              --        544,953
                                            ------------    ------------    ------------   ------------

(Loss) from operations                           (36,636)       (310,412)             --       (347,048)
                                            ------------    ------------    ------------   ------------

Other Income (Expense):
   Interest income                                13,360              --              --         13,360
   Interest (expense)                             (1,350)        (67,410)             --        (68,760)
   Other                                              --          41,621              --         41,621
                                            ------------    ------------    ------------   ------------

Total other income (expense)                      12,010         (25,789)             --        (13,779)
                                            ------------    ------------    ------------   ------------

(Loss) before income taxes                       (24,626)       (336,201)             --       (360,827)

Provision for income taxes                            --         (12,619)             --        (12,619)
                                            ------------    ------------    ------------   ------------

Net (Loss)                                       (24,626)       (348,820)             --       (373,446)

Comprehensive Income (Loss):
   Israeli currency translation                       --            (537)             --           (537)
                                            ------------    ------------    ------------   ------------

Total Comprehensive (Loss)                  $    (24,626)   $   (349,357)   $         --   $   (373,983)
                                            ============    ============    ============   ============

Basic and Diluted (Loss) per share          $      (0.00)   $         --    $         --   $      (0.01)
                                            ============    ============    ============   ============

Basic and Diluted weighted average shares
   outstanding                                 5,391,468              --      23,991,860     29,383,328
                                            ============    ============    ============   ============


The accompanying notes are an integral part of this Unaudited Pro Forma Consolidated Statements of Operations.

                                 INROB TECH LTD.
                          NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS


      (2) (1) Reflects the issuance of 26,442,585 shares of common stock of Inrob Tech Ltd. (previously Western Gaming Corporation) to acquire all of the issued and outstanding shares of common stock of Inrob Ltd. in a reverse merger transaction effected July 21, 2005. Also, reflects the purchase by Inrob Ltd., on behalf of Mr. Ben Tsur Joseph, of 2,057,415 shares of common stock, post reverse split, for $475,000, in order for Mr. Joseph to hold 95 percent of the outstanding shares of common stock of Inrob Tech Ltd. immediately following the completion of the reverse merger which was effected on July 21, 2005.

      (c)   Exhibits

      Exhibit No.             Description
      -----------             -----------

         23.1                 Consent of Independent Auditors

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 21, 2005

                                                     Inrob Tech Ltd.

                                                     By:  /s/ Ben Tsur Joseph
                                                     --------------------------
                                                     Ben Tsur Joseph, President